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                FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment is made as of January 1, 2007, to the Fund Participation Agreement (the "Agreement") dated November 1, 2005, by and among First MetLife Investors Insurance Company ("Company"), American Funds Insurance Series ("Series") and Capital Research and Management Company ("CRMC").

The Agreement is amended as follows:

1. Exhibit B as referenced in Section 4 is hereby amended to add Bond Fund (Class 2) to the list of funds made available to the Contracts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Fund Participation Agreement as of the date first above written.

                                    FIRST METLIFE INVESTORS INSURANCE
                                    COMPANY

Attest:                             By:  /s/ Richard C. Pearson
                                         ----------------------------------
/s/ Jonnie Crawford                 Its: Executive Vice President
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                                    AMERICAN FUNDS INSURANCE SERIES

Attest:                             BY:  /s/ Michael Downing
                                         ----------------------------------
                                    Its:
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                                    CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:                             By:  /s/ Michael Downing
                                         ----------------------------------
                                    Its:
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                                   Exhibit B

Global Small Capitalization Fund (Class 2)
Growth Fund (Class 2)
Growth-Income Fund (Class 2)
Global Growth Fund (Class 2)
Bond Fund (Class 2)